Exhibit 99.1

                 PMC-Sierra Reports Third Quarter 2005 Results

     SANTA CLARA, Calif.--(BUSINESS WIRE)--Oct. 19, 2005--PMC-Sierra, Inc. (Nasdaq:PMCS):

     --   Q3 Net Revenues: $76.2 million

     --   Q3 Non-GAAP Net Income: $13.5 million or $0.07 per share (diluted)

     --   Q3 GAAP Net Income: $5.9 million or $0.03 per share (diluted)

     PMC-Sierra, Inc. (Nasdaq:PMCS), a leading provider of high-speed broadband communications, storage semiconductors and microprocessors, today reported results for the third quarter ending October 2, 2005.
     Net revenues in the third quarter of 2005 were $76.2 million, an increase of 6.5% compared to $71.5 million for the second quarter of 2005 and 7.1% higher than the third quarter of 2004.
     Net income in the third quarter of 2005 on a non-GAAP basis was $13.5 million (non-GAAP diluted earnings per share of $0.07) compared to non-GAAP net income of $7.2 million (non-GAAP diluted earnings per share of $0.04) in the second quarter of 2005. GAAP net income in the third quarter of 2005 was $5.9 million (GAAP diluted earnings per share of $0.03) compared to GAAP net income of $0.5 million in the second quarter of 2005 (GAAP diluted earnings per share of $0.00).
     Non-GAAP net income in the third quarter of 2005 excludes (i) a cash charge of $5.4 million for consolidation of facilities associated with a workforce reduction plan announced in the second quarter of 2005; (ii) a $3.4 million foreign exchange loss on Canadian taxes; and (iii) $1.2 million of income tax effects related to these non-GAAP adjustments.
     For a full reconciliation of GAAP net income to non-GAAP net income, please refer to the supplemental schedule on page 6 of this release. The Company believes the additional non-GAAP measures provided are useful to investors for the performance of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance and to plan for the Company's future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.
     "In the third quarter of 2005, we had solid growth in both our metro telecom transport business as well as enterprise storage semiconductors," said Bob Bailey, chairman and chief executive officer of PMC-Sierra. "PMC-Sierra also experienced meaningful engagements in Voice-over-IP opportunities in Asia this quarter."

     PMC-Sierra Executive appointments in Q3 2005

     During the third quarter, the Company announced the appointment of Dr. Robert Yung to the position of Chief Technology Officer. Dr. Yung was most recently a Founder and Partner at GSR Ventures, an early-stage private equity technology fund. Prior to that, Dr. Yung held various CTO positions within Intel Corporation (the most recent being CTO for Enterprise Processors) and before that he was CTO for Sun Microsystems in Asia.
     PMC-Sierra also announced the appointment of Ben Naskar to the position of Vice President and General Manager for the Communications Products Division. Most recently, Mr. Naskar was the president and CEO of Magfusion, Inc., a start-up company developing RF MEMS-based products used in wireless and RF applications. Prior to that, Mr. Naskar was managing director and vice president, Asia Pacific, for Analog Devices and before that was a group director for National Semiconductor.

     Third Quarter 2005 Conference Call

     Management will review the third quarter 2005 results and provide guidance for the fourth quarter of 2005 during a conference call at 1:30 pm Pacific Time/4:30 pm Eastern Time on October 19, 2005. To listen to the call, investors can access an audio webcast of the conference call on the Financial Events and Calendar section at http://investor.pmc-sierra.com/. A replay of this webcast will be posted and available two hours after the conference call has been completed. To listen to the conference call live by telephone, please dial 719-457-2693 approximately ten minutes before the start time. A telephone replay will be available 15 minutes after the completion of the call and can be accessed by dialing 719-457-0820 (replay access code is 3494436). A replay of the webcast will be available for five business days.

     Fourth Quarter 2005 Conference Call

     PMC-Sierra is planning on releasing its results for the fourth quarter of 2005 on January 26th. A conference call will be held on the day of the release to review the quarter and provide an outlook for the first quarter of 2006.

     Safe Harbor Statement

     PMC-Sierra's forward-looking statements are subject to risks and uncertainties. Actual results may differ from these projections. The Company's SEC filings describe more fully the risks associated with the Company's business including PMC-Sierra's limited revenue visibility due to variable customer demands, orders with short delivery lead times and customer concentration. The Company does not undertake any obligation to update the forward-looking statements.

     About PMC-Sierra

     PMC-Sierra(TM) is a leading provider of high-speed broadband communications semiconductors, storage semiconductors and microprocessors for enterprise, access, metro, storage, wireless infrastructure and customer premises equipment. The company offers worldwide technical and sales support, including a network of offices throughout North America, Europe and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol and is included in the S&P 500 Index. For more information, visit www.pmc-sierra.com.

     (C) Copyright PMC-Sierra, Inc. 2005. All rights reserved. PMC, PMCS, PMC-Sierra, and "Thinking You can Build On" are trademarks of PMC-Sierra, Inc. All other trademarks are the property of the respective owners


                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)

                                             Three Months Ended
                                       -----------------------------
                                                (unaudited)
                                         Oct 2,    Jul 3,   Sep 26,
                                          2005      2005      2004

Net revenues                           $ 76,203  $ 71,541  $ 71,173

Cost of revenues                         20,131    21,372    21,024
                                       --------- --------- ---------
 Gross profit                            56,072    50,169    50,149


Other costs and expenses:
 Research and development                27,205    29,456    30,168
 Marketing, general and
  administrative                         14,839    13,251    12,148
 Amortization of deferred
  stock compensation:
   Marketing, general and
    administrative                            -       215         -
 Acquisition costs                            -         -     1,212
 Restructuring costs and other charges    5,359     7,606         -
                                       --------- --------- ---------
Income (loss) from operations             8,669      (359)    6,621

Other income (expense):
 Interest income, net                     2,874     2,502     1,319
 Foreign exchange gain (loss)            (3,378)      512        98
 Loss on extinguishment of debt and
  amortization of debt issue costs            -         -       (97)
 Gain on sale of property
  and investments                             -         -       655
                                       --------- --------- ---------
Income before provision
 for income taxes                         8,165     2,655     8,596

(Provision for) recovery
 of income taxes                         (2,230)   (2,126)    2,288
                                       --------- --------- ---------
Net income                             $  5,935  $    529  $  6,308
                                       ========= ========= =========

Net income per common share - basic      $ 0.03    $ 0.00    $ 0.03

Net income per common share - diluted    $ 0.03    $ 0.00    $ 0.03

Shares used in per share
 calculation - basic                    185,110   183,386   180,280
Shares used in per share
 calculation - diluted                  190,739   188,305   187,968



                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)

                                                Nine Months Ended
                                             -----------------------
                                                   (unaudited)
                                                 Oct 2,     Sep 26,
                                                  2005        2004

Net revenues                                  $ 213,855   $ 235,536

Cost of revenues                                 61,124      68,624
                                             ----------- -----------
 Gross profit                                   152,731     166,912


Other costs and expenses:
 Research and development                        88,077      89,659
 Marketing, general and
  administrative                                 41,094      36,276
 Amortization of deferred stock compensation:
   Marketing, general and administrative            215         697
 Acquisition costs                                    -       1,212
 Restructuring costs and other charges           13,833           -
                                             ----------- -----------
Income (loss) from operations                     9,512      39,068

Other income (expense):
 Interest income, net                             8,061       3,330
 Foreign exchange gain (loss)                    (3,456)         85
 Loss on extinguishment of debt and
  amortization of debt issue costs               (1,634)     (2,136)
 Gain on sale of property and investments         1,439       9,242
                                             ----------- -----------
Income before provision for income taxes         13,922      49,589

(Provision for) recovery of income taxes         (4,181)    (11,025)
                                             ----------- -----------
Net income                                    $   9,741   $  38,564
                                             =========== ===========

Net income per common share - basic              $ 0.05      $ 0.21

Net income per common share - diluted            $ 0.05      $ 0.20

Shares used in per share
 calculation - basic                            183,563     179,420
Shares used in per share
 calculation - diluted                          189,241     190,135


     As a supplement to the Company's consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for net income and net income per share in its press release.

     A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the performance of financial analysis. Management uses these measures internally to evaluate its in-period operating performance and the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.


                          PMC-Sierra, Inc.
      Reconciliation of GAAP net income to Non-GAAP net income
            (in thousands, except for per share amounts)
                             (unaudited)

                                              Three Months Ended
                                         ---------------------------
                                           Oct 2,    Jul 3,  Sep 26,
                                          2005(1)   2005(2)  2004(3)

GAAP net income                          $  5,935  $   529  $ 6,308

Amortization of deferred
 stock compensation                            -      215        -
Reversal of provision for excess
 inventory resulting from the
 sale of inventory that was
 previously provided for                        -        -        -
Acquisition costs                               -        -    1,212
Restructuring costs and other charges       5,359    7,606        -
Elimination of provision                        -     (900)       -
Loss on extinguishment of debt                  -        -        -
Gain on sales of property and investments       -        -     (655)
Recovery of prior year income taxes             -        -        -
Foreign exchange (gain) loss
 on Canadian taxes                          3,388     (522)       -
Income tax effect of above items           (1,152)     315        -
                                         --------- -------- --------
Non-GAAP net income                      $ 13,530  $ 7,243  $ 6,865
                                         ========= ======== ========

Non-GAAP net income per share - diluted    $ 0.07   $ 0.04   $ 0.04

Shares used to calculate non-GAAP
  net income per share - diluted          190,739  188,305  187,968


Non-GAAP adjustments

The above amounts have been adjusted to eliminate the following:

(1) $5.4 million restructuring costs for excess facilities vacated in the third quarter of 2005; $3.4 million foreign exchange loss on Canadian taxes and $1.2 million income tax effects related to these non-GAAP adjustments.

(2) $0.2 million amortization of deferred stock compensation; $7.6 million restructuring costs including $6.6 million for workforce reduction and $1.0 million for asset write-downs; $0.9 million reversal of provision for doubtful accounts receivable; $0.5 million foreign exchange gain on Canadian taxes and $0.3 million income tax effect related to these non-GAAP adjustments.

(3) $1.2 million acquisition costs relating to a purchase of assets and $0.7 million gain on sales of investments.


                          PMC-Sierra, Inc.
      Reconciliation of GAAP net income to Non-GAAP net income
            (in thousands, except for per share amounts)
                             (unaudited)

                                                 Nine Months Ended
                                              ----------------------
                                                 Oct 2,      Sep 26,
                                                2005(4)      2004(5)

GAAP net income                                $  9,741    $ 38,564

Amortization of deferred
 stock compensation                                215         697
Reversal of provision for excess
 inventory resulting from the
 sale of inventory that was
 previously provided for                              -        (651)
Acquisition costs                                     -       1,212
Restructuring costs and other charges            13,833           -
Elimination of provision                           (900)          -
Loss on extinguishment of debt                    1,618       1,845
Gain on sales of property and investments        (1,439)     (9,242)
Recovery of prior year income taxes                (998)          -
Foreign exchange (gain) loss
 on Canadian taxes                                3,576           -
Income tax effect of above items                   (987)        163
                                              ----------  ----------
Non-GAAP net income                            $ 24,659    $ 32,588
                                              ==========  ==========

Non-GAAP net income per share - diluted          $ 0.13      $ 0.17

Shares used to calculate non-GAAP
  net income per share - diluted                189,241     190,135


Non-GAAP adjustments

The above amounts have been adjusted to eliminate the following:

(4) $0.2 million amortization of deferred stock compensation; $13.8 million restructuring costs including $7.5 million for workforce reduction, $1.0 million for asset write-downs and $5.4 million for excess facilities vacated in the third quarter of 2005; $0.9 million reversal of provision for doubtful accounts receivable; $1.6 million loss on extinguishment of debt, $1.4 million gain on sales of property and investments, $1.0 million reversal of state income tax; $3.6 million foreign exchange loss on Canadian taxes, and $1.0 million income tax effect relating to these non-GAAP adjustments.

(5) $0.7 million amortization of deferred stock compensation, $0.7 million reversal of a provision for excess inventory resulting from the sale of inventory that was previously provided for, $1.2 million acquisition costs relating to purchase of assets, $1.8 million loss on extinguishment of debt, $9.2 million gain on sale of investments, and $0.2 million income tax effect related to these non-GAAP adjustments.



                          PMC-Sierra, Inc.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                           (in thousands)
                             (unaudited)

                                                Oct 2,      Dec 26,
                                                 2005        2004

ASSETS:
Current assets:
 Cash and short-term investments (1)          $ 375,862   $ 274,686
 Accounts receivable, net                        37,789      19,931
 Inventories, net                                13,010      15,823
 Prepaid expenses and other current assets       16,448      17,042
                                             ----------- -----------
  Total current assets                          443,109     327,482

Investment in bonds and notes (1)                 9,831     139,111
Other investments and assets                      5,511       4,565
Property and equipment, net                      11,609      16,177
Goodwill and other intangible assets, net        12,812      12,910
Deposits for wafer fabrication capacity           5,145       6,779
                                             ----------- -----------
                                              $ 488,017   $ 507,024
                                             =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
 Accounts payable                              $ 18,580    $ 16,598
 Accrued liabilities                             38,480      40,195
 Income taxes payable                            36,646      28,931
 Accrued restructuring costs                     16,533      13,735
 Deferred income                                 11,451       7,646
 Current portion of long-term debt                    -      68,071
                                             ----------- -----------
  Total current liabilities                     121,690     175,176

Deferred taxes and other tax liabilities         28,077      28,077

PMC special shares convertible into 2,469
 (2004 - 2,897) shares of common stock            3,370       4,434

Stockholders' equity
 Capital stock and additional paid in capital   918,161     893,704
 Accumulated other comprehensive income           1,695         350
 Accumulated deficit                           (584,976)   (594,717)
                                             ----------- -----------
  Total stockholders' equity                    334,880     299,337
                                             ----------- -----------
                                              $ 488,017   $ 507,024
                                             =========== ===========

(1) Total cash and marketable investments, current and non-current, comprised of Cash and short-term investments plus Investments in bonds and notes, totaled $385.7 million and $413.8 million at October 2, 2005 and December 26, 2004, respectively.



                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (in thousands)
                             (unaudited)

                                                 Nine Months Ended
                                               ---------------------
                                                  Oct 2,    Sep 26,
                                                   2005      2004

Cash flows from operating activities:
 Net income                                    $   9,741  $  38,564
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                   9,191     12,442
   Gain on disposal of property and equipment       (184)         -
   Impairment of goodwill and purchased
    intangible assets                                538          -
   Loss on extinguishment of debt                  1,618      1,845
   Gain on sale of investments and other assets   (1,255)    (9,242)
   Reversal of write-down of excess inventory          -       (651)
   Changes in operating assets and liabilities:
    Accounts receivable                          (17,858)     1,129
    Inventories                                    2,813      1,179
    Prepaid expenses and other current assets      1,570     (2,139)
    Accounts payable and accrued liabilities       1,349    (17,648)
    Income taxes payable                           7,313     12,256
    Accrued restructuring costs                    3,395     (5,169)
    Deferred income                                3,804     (6,143)
                                               ---------- ----------
     Net cash provided by operating activities    22,035     26,423
                                               ---------- ----------

Cash flows from investing activities:
 Purchases of short-term available-for-sale
  investments                                   (138,759)    (8,525)
 Proceeds from sales and maturities of
  short-term available-for-sale investments      153,084     13,521
 Purchases of long-term available-for-sale
  investments in bonds and notes                 (35,231)  (211,980)
 Proceeds from sales and maturities of
  long-term available-for-sale investments
  in bonds and notes                              70,678    113,378
 Purchases of investments and other assets        (2,000)    (5,991)
 Proceeds from sale of investments
  and other assets                                   772     20,067
 Proceeds from refund of wafer
  fabrication deposits                             1,634          -
 Purchases of property and equipment              (3,492)    (6,907)
 Proceeds from sale of property                    2,604          -
 Purchase of intangible assets                    (2,130)    (5,675)
                                               ---------- ----------
     Net cash provided by (used in)
      investing activities                        47,160    (92,112)
                                               ---------- ----------

Cash flows from financing activities:
 Repurchase of convertible subordinated notes    (70,177)  (106,929)
 Proceeds from issuance of common stock           23,178     19,426
                                               ---------- ----------
     Net cash used in financing activities       (46,999)   (87,503)
                                               ---------- ----------

Net increase (decrease) in cash
 and cash equivalents                             22,196   (153,192)
Cash and cash equivalents,
 beginning of the period                         121,276    292,811
                                               ---------- ----------
Cash and cash equivalents, end of the period   $ 143,472  $ 139,619
                                               ========== ==========


     CONTACT: PMC-Sierra
              Alan Krock, 408-988-1204
               or
              David Climie, 408-988-8276
               or
              Susan Shaw, 408-988-8515